PURCHASE & SALES CONTRACT #02-02/00-KP

Moscow                                                        February 04, 2000

         ZAO  [Izdatelskii dom Priboy]in the person of General Director Kuzin V.
N. acting on the basis of the Charter, hereinafter named as[the Vendor], on one part, and ZAO [OXIRIS] in the person of General Director Dolgov V. A. acting on the basis of the Charter, hereinafter named as[the Purchaser], on the other part, have concluded the present contract on the following:

1. SUBJECT OF THE CONTRACT

         1.1. The Vendor undertakes to transfer into the proprietary right, and the Purchaser undertakes to pay under conditions of the present contract for the goods (articles of book - printing) foreseen by the wholesale price - list of the Vendor.

         1.2. The goods transfer shall be carried out on the basis of a Purchaser's demand in written form (sent by fax). Amount and assortment of the goods are fixed in waybills accompanying each lot of the goods.

2. PRICE OF THE GOODS.
         2.1. The value of the goods unit is indicated in Appendix #1, comprising an inherent part of the present contract. The price change is allowed during the period of validity of the contract. The party making a decision on changing shall notify the other party thereon in written form not later than 14 (fourteen) days prior to the actual price change. The price change is fixed in the Supplement and agreed by the parties.

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         2.2.   The  price of the  goods  includes  the  value of the  goods and packing.

3. RESPONSIBILITIES AND RIGHTS OF THE PARTIES
         3.1.   Responsibilities and rights of the Vendor:

         3.1.1. The Vendor undertakes to provide the Purchaser with the goods of proper quality, corresponding to certificates, other technical documentation and sanitary standards and regulations, in case it is available in the Vendor's warehouses, with respect to the Purchaser's order presented, not later than 72 hours after the moment of order reception.

         3.1.2.  The  Vendor   undertakes  to  provide  data  on  novelties  and
remainders in the warehouses through e - mail every month.

         3.1.3. The Vendor undertakes to perform exchange of inferior goods and also the goods not corresponding to the Purchaser's request within 5 (five) days since the moment of reception of evidence on such goods from the Purchaser.

         As inferior goods, one should consider the goods with obvious or concealed defects and also the goods returned by the third persons in connection with presence of defects therein, which appeared through the Vendor's fault and were not stipulated for by him while delivering.

         3.1.4. In case of lacking of the goods in the Vendor's warehouses, the Vendor undertakes to inform the Purchaser within 24 hours on the probable delivery date.

         3.1.5. The Vendor undertakes to compile documentation accompanying the goods.

         3.1.6. The Vendor undertakes to provide quality guarantee for the goods within the limits of manufacturer's guaranties.

         3.2.   Responsibilities and rights of the Purchaser:

         3.2.1. The Purchaser shall accept the goods from the Vendor under conditions of self - transporting from the Vendor's warehouse. 3.2.2. The Purchaser shall perform checking while receiving the goods with respect to quantity, quality and assortment, put in order and sign corresponding documents, inform The Vendor on the goods defects found in the course of reception of the goods. The Purchaser has the right to refuse to accept the goods, in case it does not correspond to request's assortment, quality or quantity.

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4. SETTLEMENT PROCEDURE

         4.1. The Purchaser pays full amount due for the ordered goods through remittance of cash into the settlement account of the Vendor with payment delay of not later than 30 days since the day of delivery.

         4.2. The Vendor guarantees issue of books in accordance with prices of small wholesale, which are foreseen by the Vendor's price - list, if the order sum will exceed 1500 rubles, in case the order sum exceeds 5000 rubles, the discount of 5 % of the order sum is envisaged.

5. RESPONSIBILITIES OF THE PARTIES

         5.1. In case of non-execution of any of provisions of the present contract by one of the parties, the vexed questions are settled on the basis of mutual agreements. In case of failure to reach an agreement, the matter will be transferred to be settled by the Court of arbitration of the city of Moscow.

         5.2. In case of delay of payment for the goods delivered, the Purchaser is imposed with a fine in an amount of 0.1 % of the value of delivery for each day of delay.

6. CONTRACT VALIDITY AND TERMINATION

         6.1. The contract comes into force since the moment of signing it by parties' authorized persons.

         6.2. The term of validity of the present contract is determined to be equal to one calendar year. The validity of the contract is automatically prolonged for each next period after expiration of the term of validity, if none of the parties notified the other party in written form on cessation of the term of validity or revision thereof a month before ending of the term of validity.

         6.3. The present contract may be canceled in accordance to will of any of the parties on condition of notification of the other party in written form not later than one month before the moment of the contract cancellation.

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7. FORCE MAJEURE

         7.1. In case of approach of circumstances of force majeure caused directly or indirectly by appearance of, for example, flood, fire, earthquake, epidemic, military conflicts, military coup d'Etat, acts of terrorism, civil disturbances, strike, regulations, orders or other administrative interference from the part of government, or some other instructions, administrative or governmental restrictions producing effect on the execution of commitments in accordance with the present contract or other commitments beyond the reasonable parties' control, the terms of execution of these commitments are proportionally shifted for the period of validity of these circumstances, when they considerably influence the timely execution of the whole contract or of one or another its part, which is subject to be executed after approach of the circumstances of force majeure. Both parties shall immediately notify each other in written form on the beginning and ending of circumstances of force majeure preventing the commitments in accordance with the present contract from being executed. The party referring to the circumstances of force majeure shall present a document of relevant state authority to confirm them.

8. OTHER PROVISIONS.
         8.1. The contract may be changed through an agreement of parties in written form, the agreement being signed by authoritative representatives of parties.

         8.2. The parties agree to keep strict confidence in respect of terms of the present contract and any information related to conducting business by the other party in connection with this contract, and will not make any public declarations in connection with these terms except for the case of receiving a preliminary consent of the other party in written form.

         8.3. The present contract, including Supplements, takes the place of any other preliminary agreements, regulations, written and verbal arrangements related to the subject of the present contract.

         8.4. organizing the technical interaction in respect of data exchange between information systems of the Vendor and the Purchaser. 8.5. Within two weeks From the date of signing the present contract, the working groups of parties under the guidance of executive officials coordinate all details of the technical interaction in respect of data exchange on the goods and prepare Appendix #2 on the exchange and information update procedure, the Supplement being confirmed by authoritative representatives of both parties and being inherent part of the present contract.

         8.6. All  other  matters   unsettled  by  the  present  contract  are
regulated by the legislation in force.
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3. PARTIES' ADDRESSES AND BANK DETAILS:

THE VENDOR                                               THE PURCHASER
Full     name    of    the  Private company              Full    name    of   the  Private company
organization:              [Priboy].                     organization:             [OXIRIS].
Legal address:              129337,          Moscow,     Postal address:           117246,  Moscow, Nauchny
                            Yaroslavskoye  chaussee,                               passage, 12, office 28.
                            5.

Telephone:                  188 17 70                    Telephone:                (095) 334 42 77,  128 95
                                                                                   18

Fax:                        188 74 56                    Fax:                      (095) 937 50 60
Bank name:                  Donskoye  branch,  7813,     Bank name:                AKB[Evrozapsibbank].
                            MB,  AK,   SB,   Russian
                               Federation, MOSCOW.

Settlement account:         40702810638110101446         Settlement account:       40702810700030000049
BIK:                        044525342                    BIK:                      044585726
Correspondent account:      30101810600000000342         Correspondent account:    3010181000000000726
INN:                        7716105575                   INN:                      7706200205
OKPO:                       40318143                     OKPO:                     51260913
OKONKh:                     87100                        OKONKh:                   71100, 71200, 71500

                                                         General director of ZAO[OXIRIS]
(Signature)                                              (Signature)
The Vendor                                               Dolgov V. A.
(Seal)                                                   (Seal

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           Appendix #1 to the Contract #02-02/00 of February 04, 2000.

Price - list for the goods provided.

No.   Name                                             Price
1

The Vendor                                          The Purchaser
(Signature)                                         (Signature)
(Seal)                                              (Seal)

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           Appendix #2 to the Contract #02-02/00 of February 04, 2000

Specification of formats for the information provided.

1. Format         of the data      provided (data   base     type):
2. Format         of the information        update  transferred:
3. Method         of transferring  the information  update:
4. Terms          of transferring  the information  update:
5. General information concerning the goods:
      5.1.         Name of the publication in Russian.
*     5.2      [ ] Name of the publication in English.
      5.2.         Author's  (authors')  surname,  name and  patronymic  name in
                   Russian.
      5.3.     [ ] Author's  (authors')  surname,  name and  patronymic  name in
                   English.
*     5.4.     [ ] Language of the original.
      5.4.     [ ] Author of translation.
      5.5.     [ ] Year of publication.
      5.6.     [ ] Publishing house, city.
      5.7.     [ ] BBK (not available for the time being.
      5.8.     [ ] ISBN.
      5.9.     [ ] Number of pages.
      5.10     [ ] Book - cover type.
      5.11     [ ] Overall dimensions.
      5.12.    [ ] Weight.
      5.13.    [ ] Genre.
      5.14.    [ ] Annotation.
      5.15.    [ ] Reviews (surveys).
      5.16.    [ ] Extracts.
      5.17.    [ ] Rating ([ ] - weight coefficient, [ ] - sales amount) (no).
      5.18.    [ ] Imprint  on the book - cover,      way      of obtaining:
      5.19.    [ ] Issue date (for announcements).
      5.20.    [ ] Demo - copy (for announcements).
6. Commercial information on the goods:
      6.1.     [ ] Price of the goods.
      6.2.     [ ] Availability of the goods in the warehouse.
      6.3.     [ ] Accessibility of the goods.
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         * The given positions are filled in by the Purchaser.

The Vendor                                          The Purchaser
(Signature)                                         (Signature)
(Seal)                                              (Seal)